As filed with the Securities and Exchange Commission on December 26, 2007

Registration Statement No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1311	87-0645378
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

130 Lake Street West, Suite 300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices)

NORTHERN OIL AND GAS, INC.
INCENTIVE STOCK OPTION PLAN
(Full title of the plan)

MICHAEL REGER
CHIEF EXECUTIVE OFFICER
130 LAKE STREET WEST, SUITE 300
WAYZATA, MINNESOTA 55391
(952) 476-9800
(Name, Address and Telephone Number of Agent for Service)

Copy to:
JAMES R. SANKOVITZ
ADAMS, MONAHAN & SANKOVITZ, LLP
701 XENIA AVENUE SOUTH, SUITE 130
MINNEAPOLIS, MINNESOTA 55416
(763) 746-3490

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common stock , par value $0.001 per share	2,000,000 (1)	$ 6.81	$ 13,620,000	$ 418.13
Common stock, par value $0.001 per share	20,000 (2)	$ 6.81	$ 136,200	$ 4.18
Total Registration	2,020,000		$ 13,756,200	$ 422.31

(1)
Represents shares of Registrant’s common stock issued or reserved for future issuance upon exercise of stock options issued or reserved for future issuance under the Northern Oil and Gas, Inc. Incentive Stock Option Plan.  In accordance with Rule 416(a) under the Securities Act of 1933, as amended, the Registration shall be deemed to cover any additional securities that may from time to time be offered or issued pursuant to the Incentive Stock Option Plan to prevent dilution from stock splits, stock dividends, recapitalization or similar transactions.

(2)	Represents shares of Registrant’s common stock issued to employee Chad Winter pursuant to the terms of Mr. Winter’s employment agreement.
(3)
Estimated solely for purposes of calculating the registration fee under Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of such common stock as reported on OTC Bulletin Board on December 21, 2007.

EXPLANATORY NOTE

This Registration Statement is being filed to register shares of common stock, par value $0.001, of Northern Oil and Gas, Inc. (the “Company”), consisting of shares previously issued, or that will be issued, pursuant to the Northern Oil and Gas, Inc. Incentive Stock Option Plan (the “Plan”) and certain shares issued to employee Chad Winter pursuant to the terms of a Mr. Winter’s employment agreement (“Winter Shares”).

This Registration Statement includes a “reoffer” prospectus, prepared in accordance with Part I of Form S-3 (pursuant to Instruction C of the General Instructions to Form S-8), which is included below immediately prior to Part I of this Registration Statement.  Pursuant to Instruction C of the General Instructions to Form S-8, the reoffer prospectus may be used for reoffers and resales of shares which may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulation promulgated thereunder that have been acquired by the selling stockholders identified in the reoffer prospectus.  The number of shares included in the reoffer prospectus represents the total number of shares that may be acquired by the selling stockholders upon the vesting of awards made under the Plan and does not necessarily represent a present intention to sell all such ordinary shares (the intentions of applicable selling stockholders are specified as necessary in the reoffer prospectus).  The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.  Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 does not need to be filed with the Securities and Exchange Commission (the “Commission”).

REOFFER PROSPECTUS
Northern Oil and Gas, Inc.
2,000,000 Shares of common stock

This Reoffer Prospectus (the “Prospectus”) relates to an aggregate of up to 2,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “common stock”), of Northern Oil and Gas, Inc., a Nevada corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have previously acquired, or that will acquire, such Shares pursuant to the Northern Oil and Gas, Inc. Incentive Stock Option Plan (the “Incentive Stock Plan”).  The Company’s common stock is listed on the OTC Bulletin Board under the symbol “NOGS”.  On December 21, 2007, the last reported sales price of the Company’s common stock on the OTC Bulletin Board was $6.95 per share.

The Shares of common stock of the Company, covered by this Prospectus, may be offered and sold to the public by certain stockholders of the Company.  All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholders (or their donees and pledges).  The Shares of common stock to be sold are “control securities” under the Securities Act and the rules and regulations promulgated thereunder before their sale under the Prospectus.  This Prospectus has been prepared under the Securities Act to allow for future sales by the Selling Stockholders to the public without restriction.  The Selling Stockholders may sell ordinary shares through one or more agents, brokers or dealers or directly to purchasers.  Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).  In connection with such sales, the Selling Stockholders and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act.  In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.  The Company will not receive any proceeds from the sale of the Shares of common stock by the Selling Stockholders.

Investors should carefully consider the “Risk Factors” beginning on page 1.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December 26, 2007.

i

No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement.  This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to by any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, in current only as of the date of that information.  The Company’s business, financial condition and results of operations may have changed since that date.

ii

ABOUT THIS PROSPECTUS

This Prospectus relates to 2,000,000 Shares of the Company’s common stock reserved for future issuance to the Selling Stockholders under the Company’s Incentive Stock Plan, which has been approved by the Company’s Board of Directors and stockholders.  The Selling Stockholders described in this Prospectus may sell the Shares until the Company terminates this offering.  Most of the information about the Company that you need to know before you invest in the Shares is not included in this Prospectus, but rather is incorporated by reference into this Prospectus.  You should obtain and read the information described below under the headings “Incorporations of Certain Documents by Reference” and “Where You Can Find More Information” in order to have all the important information about the Company.   Northern Oil and Gas, Inc. is a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties.

Our business strategy is to identify and exploit resources in and adjacent to existing or indicated producing areas that can be quickly developed and put in production at low cost.  We also intend to take advantage of our expertise in aggressive land acquisition to develop exploratory projects with extremely attractive growth potential in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology. We believe our edge lies in our ability to acquire property in the most exciting new plays in a nimble and efficient fashion. We are focused on low overhead. For example, our officers, who are also major stakeholders, do not currently take salaries. We believe we are in a position to most efficiently exploit and identify high production oil and gas properties. We will actively continue to pursue the acquisition of properties that fit our profile.

RISK FACTORS

The information included and incorporated by reference in this Prospectus contains “forward-looking statements,” within the meaning of the federal securities laws.  These statements describe the Company’s plans and beliefs concerning future business conditions and the outlook for the Company based on currently available information.  The Company’s actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties.  These risks and uncertainties include the risks discussed in “Factors That May Affect Our Results of Operations” and elsewhere in our Form 8-K12G3 filed with the Commission on March 23, 2007 and in our more recent filings with the Commission which are incorporated by reference in this Prospectus.  See “Incorporation of Certain Documents by Reference” below.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

           This Prospectus relates to Shares that are being registered for reoffers and resales by the Selling Stockholders, who acquired or may acquire Shares pursuant to the Incentive Stock Plan.  The Selling Stockholders to whom this Prospectus relates may be deemed holders of “control securities”, as such term is used in General Instruction C to Form S-8.  The Selling Stockholders may resell all, a portion or none of these Shares from time to time.  The information in the table below sets forth, for each Selling Stockholder, based upon the information available to us as of December 21, 2007, the number of Shares owned, the number of Shares registered and available to be sold by this Prospectus and the number and percent of outstanding Shares that will be owned after the sale of registered Shares assuming the sale of all registered Shares.

Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 28,003,126 shares of the Company’s Common Stock outstanding as of December 21, 2007, and generally includes voting or investment power with respect to securities.  The table below sets forth shares available to be sold, which represents the maximum number of shares that could be sold under this Prospectus by the Selling Stockholder.  The amounts listed under “Number of Shares Available to be Sold” do not constitute commitments to sell any or all of the stated number of Shares.  The Selling Stockholders are not obliged to sell the Shares offered in this Prospectus and may choose not to sell any of the Shares or only a part of the Shares in his or her unilateral discretion.  Selling Stockholders Michael Reger and Ryan Gilbertson both have a present intention to sell 50,000 of their Shares.  We have not been informed whether any other Selling Stockholders intend to sell any Shares.  In addition to the total number of Shares available to be sold set forth in the table below, an aggregate 340,000 Shares will become available for resale by parties presently unknown or unidentified pursuant to the options reserved for future issuance under the Company’s Incentive Stock Plan.

1

Selling Stockholder (1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned (2)	Shares Available to be Sold	Percentage Beneficially Owned Following Completion of Offering
Michael Reger (Chief Executive Officer)	4,570,000 (3)	16.03%	500,000	14.28%
Ryan Gilbertson (Chief Financial Officer)	2,357,500 (4)	8.27%	500,000	6.52%
Douglas Polinsky (Former Director)	4,482,500 (5)	15.95%	100,000	15.59%
Loren J. O’Toole (Director)	100,000 (6)	*	100,000	*
Carter Stewart (Director)	375,000 (7)	1.33%	100,000	*
Jack King (Director)	100,000 (6)	*	100,000	*
Robert Grabb (Director)	100,000 (6)	*	100,000	*
Lisa Bromiley-Meier (Director)	110,000 (8)	*	100,000	*

*      Less than one percent (1%).

(1)
Each of the Selling Stockholders is a control person by virtue of one of the following: (1) Selling Stockholder is an affiliate by virtue of owning more than 10% of the Company’s common stock; or, (2) Selling Stockholder is an officer and/or director of the Company; or, (3) Selling Stockholder is a non-employee director of the Company.

(2)	Figures are rounded to the nearest tenth of a percent.

(3)	Includes 1,000 shares held by Michael Reger’s wife and 500,000 shares issuable upon exercise of options to purchase common stock.

(4)	Includes 1,450,000 shares held by Crystal Bay Capital Consulting LLC, an entity controlled by Mr. Gilbertson and 500,000 shares issuable upon exercise of options to purchase common stock.

(5)
Includes 100,000 shares issuable upon exercise of options to purchase common stock, 2,000,000 shares held directly and 2,382,500 shares held by entities owned and/or controlled by Mr. Polinsky which may be deemed to be beneficially owned by him.  This includes 905,000 shares held by Lantern Advisers, LLC, which is jointly controlled with Mr. Joseph Geraci, II and which are also included in his beneficial shareholdings listed above.

(6)	Consists of shares issuable upon exercise of options to purchase common stock.

(7)	Includes 275,000 shares held by Gallatin Resources, LLC, an entity controlled by Mr. Stewart and 100,000 shares issuable upon exercise of options to purchase common stock.
(8)	Includes 10,000 shares held directly and 100,000 shares issuable upon exercise of options to purchase common stock.

PLAN OF DISTRIBUTION

The purpose of this Prospectus is to permit the Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest permitted to use Form S-8 under General Instruction A for Form S-8, from time to time, if they desire, to offer for sale and sell the Shares offered by the Incentive Stock Plan at such times as the Selling Stockholders choose.

The decision to sell any Shares is within the discretion of the Selling Stockholders thereof, subject to the Company’s policies affecting the timing and manner of sale of common stock by certain individuals.  There can be no assurance that any Shares will be sold by the Selling Stockholders.

The Selling Stockholders may sell the Shares only for their own accounts.  The Selling Stockholders may sell any or all of their Shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.

The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.  None of the Selling Stockholders, at the date of this Prospectus, has any agreement, arrangement or understanding with any broker or dealer to sell any of the Shares.  All selling and other expenses incurred by individual Selling Stockholders will be borne by those Selling Stockholders.  Upon a sale of the Shares of common stock, the Selling Stockholder shall comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include deemed delivery by brokers or dealers pursuant to Rule 153 under the Securities Act in connection with sales effected between brokers or dealers on or through the OTC Bulletin Board, an automated quotation system or an appropriate exchange.

The selling stockholders may also resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, if available, rather than under this prospectus, provided they meet the criteria and conform to the requirements of such Rule.

2

LEGAL MATTERS

The validity of the Shares of the Company’s common stock being offered hereby will be passed upon by Adams, Monahan & Sankovitz, LLP, Minneapolis, Minnesota.

EXPERTS

Mantyla McReynolds, LLC, an independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2006 and 2005, as stated in their report incorporated herein by reference, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed with the Commission and are incorporated in this Prospectus by reference:

(a)	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

(b)	The Company’s Quarterly Report on Form 10-QSB for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.

(c)
The Company’s current reports on Form 8-K filed on March 8, 2007, March 23, 2007, April 23, 2007, May 9, 2007, July 2, 2007, August 17, 2007, September 14, 2007, September 18, 2007 and December 6, 2007.

(d)	All other reports filed pursuant to Section13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2006.

All documents subsequently filed by the Company or the Incentive Stock Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the registration statement of which this Prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents (but this shall not include any document that is merely furnished to the Commission).

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The information relating to the Company contained in this Prospectus should be read together with the information in the documents herein incorporated by reference.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents.  Requests for such copies should be directed to: Chief Executive Officer and Chief Financial Officer, Northern Oil and Gas, Inc., 130 Lake Street West, Suite 130, Wayzata, Minnesota 55391 (Phone: 952-476-9800).

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the Commission.  You may read or obtain a copy of these reports at the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may also obtain copies of such material by mail from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330.  Additionally, the Commission maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the Commission.  The address of the website is http://www.sec.gov.

This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Company under the Securities Act.  This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to the Company and the common stock, reference is hereby made to the Registration Statement.  Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.  Each such statement is qualified in its entirety by such reference.  Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

3

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Commission Rule 428(b)(1) under the Securities Act.  The Company does not need to file these documents with the Commission either as part of this registration statement or as prospectuses or prospectus supplements under Rule 424 of the Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

(b)	The Company’s Quarterly Report on Form 10-QSB for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.

(c)
The Company’s current reports on Form 8-K filed on March 8, 2007, March 23, 2007, April 23, 2007, May 9, 2007, July 2, 2007, August 17, 2007, September 14, 2007, September 18, 2007 and December 6, 2007.

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2006.

All documents subsequently filed by the Registrant or the Incentive Stock Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the registration statement of which this Prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents (but this shall not include any document that is merely furnished to the Commission).

Item 4.  Description of Securities.

The Registrant’s common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel.

The financial statements incorporated in this Registration Statement pursuant to Item 3 have been so incorporated in reliance of report of Mantyla McReynolds, LLC, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.  Mantyla McReynolds, LLC, the Registrant’s independent registered public accounting firm, has no interest in the Registrant.

Adams, Monahan & Sankovtiz, LLP has passed upon the legality of the shares offered under this Registration Statement.  Attorneys and non-clerical personnel at Adams, Monahan & Sankovitz, LLP have no interest in the Registrant.

Item 6.  Indemnification of Directors and Officers.

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Corporation Laws of the State of Nevada and the Company’s Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Item 7.  Exemption from Registration Claimed.

An aggregate of 2,000,000 of the Shares were issued or are reserved for future issuance to directors, officers and employees upon exercise of stock options issued or reserved for future issuance pursuant to the Company’s Incentive Stock Option Plan and the remaining 20,000 of the Shares were issued to employee Chad Winter pursuant to the terms of Mr. Winter’s employment agreement.  The Company has issued or has reserved the right to issue the stock options pursuant to which the Shares were issued or are reserved for future issuance in reliance upon the exemption from the registrations requirements of the Securities Act, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any “offer” or “sale.”

Item 8.  Exhibits

All Exhibits are listed in the Exhibit Index at the end of this Part II.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 26, 2007.

Northern Oil and Gas, Inc.

By: /s/  Michael L. Reger
Name:   Michael L. Reger
Title:   Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Northern Oil and Gas, Inc., a Nevada corporation (the “Company”), hereby constitutes and appoints, Michael L. Reger and Ryan R. Gilbertson, or either of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and resubstitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act on Form S-8 of a total of 2,020,000 shares of common stock previously issued or to be issued under the Company's Incentive Stock Option Plan (the “Incentive Stock Plan Shares”) and the inclusion in said registration on Form S-8 of a “reoffer” prospectus pursuant to which reoffers and resales of Incentive Stock Plan Shares may be made.  This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed in respect of said Incentive Stock Plan Shares, and to any amendments (including post-effective amendments) to said proposed Registration Statement after this date.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Michael L. Reger	Chief Executive Officer, Director and Secretary	December 26, 2007
Michael L. Reger

/s/ Ryan R. Gilbertson	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Director	December 26, 2007
Ryan R. Gilbertson

/s/ Loren J. O’Toole	Director	December 26, 2007
Loren J. O’Toole

/s/ Carter Stewart	Director	December 26, 2007
Carter Stewart

/s/ Jack King	Director	December 26, 2007
Jack King

/s/ Robert Grabb	Director	December 26, 2007
Robert Grabb

/s/ Lisa Bromiley Meier	Director	December 26, 2007
Lisa Bromiley Meier

EXHIBIT INDEX

Exhibit No.	Description	Reference
3.1	Articles of Incorporation of Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on July 6, 2000 (File No. 000-30955).
3.2	Certificate of Amendment of the Articles of Incorporation of Northern Oil and Gas, Inc. dated March 27, 1984	Incorporated by reference to Exhibit 3.3(i) to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on July 6, 2000 (File No. 000-30955).
3.3	Certificate of Amendment of the Articles of Incorporation of Northern Oil and Gas, Inc. dated October 5, 1999	Incorporated by reference to Exhibit 3.3(ii) to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on July 6, 2000 (File No. 000-30955).
3.4	Bylaws of Northern Oil and Gas, Inc., as amended	Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 11, 2007, as amended, File No. 333-143648
4.1	Specimen Stock Certificate of Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 11, 2007, as amended, File No. 333-143648.
5.1	Opinion and consent of Adams, Monahan & Sankovitz, LLP concerning the legality of the shares of common stock being registered hereunder	Filed herewith.
10.1	Incentive Stock Option Plan of the Company adopted November 3, 2006	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2007 (File No. 000-30955).
10.2	Form of Stock Option Agreement under the Company’s Incentive Stock Option Plan	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2007 (File No. 000-30955).
23.1	Consent of Adams, Monahan & Sankovitz, LLP	Filed herewith as part of Exhibit 5.1
23.2	Consent of Independent Registered Public Accounting Firm Mantyla McReynolds LLC	Filed herewith.
24.1	Powers of Attorney	Included on the signature page hereto.